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                                                                     Exhibit 4-D

          FIRST SUPPLEMENTAL INDENTURE, dated as of          , 1998 (the
"First Supplemental Indenture"), among MediaOne Group Funding, Inc., a Delaware corporation (the "Company"), U S WEST, Inc. (to be renamed "MediaOne Group, Inc.), a Delaware corporation (the "Guarantor") and Norwest Bank Minnesota, National Association, as trustee (the "Trustee") under the
Indenture dated as of         , 1998 among the Company, the Guarantor and the
Trustee (as so supplemented, the "Indenture").

          WHEREAS, the Company and the Guarantor executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured subordinated debt securities guaranteed by the Guarantor, to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

          WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debt
Securities to be known as its    % Subordinated Deferrable Interest Notes due
2025, and the Guarantor desires to provide for the issuance of a Guarantee of such Debt Securities (the "Note Guarantee" and, together with the Debt Securities, the "Notes"), the form and substance of such Notes and the Note Guarantee and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

          WHEREAS, MediaOne Finance Trust I, a Delaware statutory business
trust (the "Trust"), has offered to the public $             aggregate
liquidation amount of its   % Trust Originated Preferred Securities (the
"Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the
Guarantor of $            aggregate liquidation amount of its Common
Securities, in $            aggregate principal amount of the Notes; and

          WHEREAS, the Company and the Guarantor have requested that the Trustee execute and deliver this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company and to make the Guarantee endorsed thereon when executed by the Guarantor a valid obligation of the Guarantor, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects:

          NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the holders thereof, and for the



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purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company and the Guarantor covenant and agree with the Trustee as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1        DEFINITION OF TERMS

          Unless the context otherwise requires:

          (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

          (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

          (c)       the singular includes the plural and vice versa;

          (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

          (e) headings are for convenience of reference only and do not affect interpretation;

          (f) the following terms have the meanings given to them in the Declaration: (i) Clearing Agency; (ii) Delaware Trustee; (iii) Property Trustee; (iv) Preferred Security Certificate; (v) Regular Trustees; and (vi) Special Event; and

          (g) the following terms have the meanings given to them in this Section 1.1(g):

          "Declaration" means the Amended and Restated Declaration of Trust of MediaOne Finance Trust I, a Delaware business trust, dated as of
 , 1998.

          "Dissolution Event" means that as a result of an election by the Guarantor, the Trust is to be dissolved in accordance with the Declaration and the Notes held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

          "Extended Maturity Date" means, if the Company elects to extend the Maturity Date in accordance with Section 2.2(b), the date selected by the Company which is after the Scheduled Maturity Date but before September 30, 2044.



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          "Maturity Date" means the date on which the Notes mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Additional Interest, if any.

          "Scheduled Maturity Date" means September 30, 2025.

          "Senior Indebtedness" means with respect to the Company or Guarantor, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor; (ii) all capital lease obligations of such obligor;
(iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
(iv) all obligations of such obligor for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Notes, as the case may be, and (2) any indebtedness including all other debt securities and guarantees in respect of those debt securities, initially issued to (y) any other MediaOne Trust or (z) any trusts, partnerships or any other entities affiliated with the Guarantor which is a financing vehicle of the Guarantor ("Financing Entity") in connection with an issuance by such Financing Entity of preferred securities or other securities which are
similar to the Preferred Securities, including, without limitation, the    %
Subordinated Deferrable Interest Notes due 2036 issued by the Company to
MediaOne Finance Trust II (the "   % Notes") and the guarantee by the
Guarantor of the   % Notes (the "   % Notes Guarantee").

                                  ARTICLE II

                        GENERAL TERMS AND CONDITIONS OF
                                   THE NOTES

          SECTION 2.1        DESIGNATION AND PRINCIPAL AMOUNT

          There is hereby authorized:

          (a)       a series of Debt Securities designated the "   %
Subordinated Deferrable Interest Notes due 2025", limited in


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aggregate principal amount to $            , which amount shall be as set
forth in any written order of the Company for the authentication and delivery of Notes pursuant to Section 2.4 of the Indenture; and

          (b)       a Guarantee of such Debt Securities.



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          SECTION 2.2     MATURITY

          (a)       The Maturity Date will be either:

               (i)       the Scheduled Maturity Date; or

               (ii) if the Company elects to extend the Maturity Date beyond the Scheduled Maturity Date in accordance with Section 2.2(b), the Extended Maturity Date;

          (b) the Company may at any time before the day which is 90 days before the Scheduled Maturity Date, elect to extend the Maturity Date only once to the Extended Maturity Date provided that the following conditions in this Section 2.2(b) are satisfied both at the date the Company gives notice in accordance with Section 2.2(c) of its election to extend the Maturity Date and at the Scheduled Maturity Date:

               (i) the Company is not in bankruptcy or otherwise insolvent;

               (ii) the Company is not in default on any Securities issued to any U S WEST Trust or any trustee of such U S WEST Trust in connection with the issuance of Trust Securities by such U S WEST Trust;

               (iii) the Company has made timely payments on the Debenture for the immediately preceding six quarters without deferrals;

               (iv) the Trust is not in arrears on payments of Distributions on the Trust Securities issued by it; and

               (v) the Notes are rated Investment grade or the equivalent by Standard & Poor's Corporation, Moody's Investors Service, Inc., Fitch Investor Services, Duff & Phelps Credit Rating Company or any other nationally recognized statistical rating organization; and

          (c) if the Company elects to extend the Maturity Date in accordance with Section 2.2(b), the Company shall give notice to registered holders of the Notes, the Property Trustee and the Trust of the extension of the Maturity Date and the Extended Maturity Date at least 90 days before the Scheduled Maturity Date.

          SECTION 2.3        FORM AND PAYMENT

          Except as provided in Section 2.4, the Notes shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Notes issued in certificated form will be payable, the transfer of such Notes




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will be registrable and such Notes will be exchangeable for Notes bearing identical terms and provisions at the office or agency of the Trustee; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the registered holder of any Notes is the Property Trustee, the payment of the principal of and interest (including Additional Interest, if any) on such Notes held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

          SECTION 2.4        GLOBAL NOTE

          In connection with a Dissolution Event;

          (a) the Notes in certificated form may be presented to the Trustee by the Property Trustee in exchange for a Global Note in an aggregate principal amount equal to all Outstanding Notes, to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Note in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Notes issued as a Global Note will be made to the Depository; and

          (b) if any Preferred Securities are held in non book-entry certificated form, the Notes in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Notes presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security Certificates will be cancelled and a Note registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate cancelled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Notes, Notes with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.



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          SECTION 2.5        INTEREST

          (a)       Each Note will bear interest at the rate of   % per annum
(the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, payable (subject to the provisions of Article Four) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"),
commencing on              , 1998, to the person in whose name such Note or
any predecessor Note is registered, at the close of business on the regular record date for such interest installment, which, in respect of any Notes of which the Property Trustee is the registered holder of or a Global Note, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if (i) the Preferred Securities are no longer in book-entry only form or (ii) a Dissolution Event has occurred and subsequent thereto the Notes are not represented by a Global Note pursuant to the provisions of Section 2.11(c) of the Indenture, the Company may select a regular record date for such interest installment which shall be any date at least one Business Day before an Interest Payment Date.

          (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest in computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          (c) If at any time while the Property Trustee is the holder of any Notes, the Trust or the Property Trustee is required to pay any taxes, duties assessments or governmental changes of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Notes held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties assessments or other governmental changes will be equal to the amounts the Trust and the Property

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Trustee would have received had no such taxes, duties, assessments or other government changes been imposed.

                                  ARTICLE III

                            REDEMPTION OF THE NOTES

          SECTION 3.1        SPECIAL EVENT REDEMPTION

          If a Special Event has occurred and is continuing then, notwithstanding Section 3.2 but subject to Section 3.3(c), the Company shall have the right, upon not less than 30 days' nor more than 60 days' notice to the registered holders of the Notes to redeem the Notes in whole or in part for cash within 90 days following the occurrence of such Special Event at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Redemption Price").

          SECTION 3.2        OPTIONAL REDEMPTION BY COMPANY

          Subject to the provisions of Article Three of the Indenture and to
Section 3.3(c), the Company shall have the right to redeem the Notes, in whole or in part, from time to time, on or after September 11, 2000, at the Redemption Price. Any redemption pursuant to this paragraph will be made upon not less than 30 days' nor more than 60 days' notice to the registered holder of the Notes, at the Redemption Price.

          SECTION 3.3        REDEMPTION PROCEDURES

          (a)       If the Notes are only partially redeemed pursuant to
Section 3.1 or Section 3.2, the Notes will be redeemed pro rata or by any other method utilized by the Trustee; PROVIDED that if at the time of redemption, the Notes are registered as a Global Note, the Depository shall determine the principal amount of such Notes held by each Noteholder to be redeemed in accordance with its procedures.

          (b) The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines and specifies in the notice of redemption, provided the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 11:00 a.m. on the date such Redemption Price is to be paid.

          (c) If a partial redemption of the Notes would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Notes in whole.



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          SECTION 3.4        NO SINKING FUND

          The Notes are not entitled to the benefit of any sinking fund.

                                   ARTICLE IV

                     EXTENSION OF INTEREST PAYMENT PERIOD

          SECTION 4.1        EXTENSION OF INTEREST PAYMENT PERIOD

          The Company shall have the right, at any time during the term of the Notes, from time to time to extend the interest payment period of such Notes for up to 20 consecutive quarters (the "Extended Interest Payment Period"). To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate for each quarter of the Extended Interest Payment Period. At the end of the Extended Interest Payment Period the Company shall pay all interest accrued and unpaid on the Notes including any Additional Interest ("Deferred Interest") which shall be payable to the holders of the Notes in whose names the Notes are registered in the Security Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, PROVIDED that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof.

          SECTION 4.2        NOTICE OF EXTENSION

          (a) If the Property Trustee is the only registered holder of the Notes at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to both the Regular Trustees and the Property Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date or the date such Distributions are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.



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          (b)       If the Property Trustee is not the only holder of the
Notes at the time the Company selects an Extended Interest Payment Period, the Company shall give the holders of the Notes written notice of its selection of such Extended Interest Payment Period 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Notes.

          (c) The quarter in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

                                   ARTICLE V

                             EXPENSES AND GUARANTEE

          SECTION 5.1        PAYMENT OF EXPENSES

          In connection with the offering, sale and issuance of the Notes to the Property Trustee in connection with the sale of the Trust Securities by the Trust, the Company shall:

          (a) pay for all costs and expenses relating to the offering, sale and issuance of the Note, including commissions to the underwriters payable pursuant to the Underwriting Agreement and the Pricing Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 7.06 of the Indenture;

          (b) pay for all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets); and

          (c) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.




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          SECTION 5.2  GUARANTEE OF PAYMENT OF EXPENSES

          The Guarantor hereby fully and unconditionally guarantees the due and punctual payment of all amounts that become due and payable by the Company to any Person pursuant to Section 5.1.

                                  ARTICLE VI

                                 SUBORDINATION

          SECTION 6.1  AGREEMENT TO SUBORDINATE

          The Company and the Guarantor covenant and agree, and each holder of Notes issued hereunder by holder's acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Six; and each holder of a Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

          The payment by the Company of the principal of, premium, if any, and interest on all Notes issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this, Indenture or thereafter incurred. The payment by the Guarantor of any obligation due under the Note Guarantee issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor, whether outstanding at the date of this Indenture or thereafter incurred.

          No provision of this Article Six shall prevent the occurrence of any default or Event of Default hereunder.

          SECTION 6.2  DEFAULT ON SENIOR INDEBTEDNESS

          In the event and during the continuation of any default by the Company or the Guarantor in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company or the Guarantor, as the case may be, or in the event that the maturity of any Senior Indebtedness of the Company or the Guarantor, as the case may be, has been accelerated because of a default, then, in either case, no payment shall be made by the Company with respect to the principal (including redemption and sinking fund payments) of, or premium, if any, or interest on the Notes, including payment with respect to any obligation due under the Guarantees.


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          In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any holder when such payment is prohibited by the preceding paragraph of this Section 6.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

          SECTION 6.3  LIQUIDATION: DISSOLUTION; BANKRUPTCY

          Upon any payment by the Company or the Guarantor, or distribution of assets of the Company or the Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company or the Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Company or the Guarantor, as the case may be, shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company or the Guarantor, as the case may be, on account of the principal (and premium, if any) or interest on the Notes; and upon any such dissolution or winding-up or liquidation or reorganization any payment by the Company or the Guarantor, or distribution of assets of the Company or the Guarantor of any kind or character, whether in cash, property or securities, to which the holders of the Note or the Trustee would be entitled to receive from the Company or the Guarantor, as the case may be, except for the provisions of this Article Six, shall be paid by the Company or the Guarantor, as the case may be, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Notes or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company or the Guarantor, as the case may be (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company or the Guarantor, as the case may be) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any


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payment or distribution is made to the holders of Notes or to the Trustee.

          In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company or the Guarantor of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the holders of the Notes before all Senior Indebtedness of the Company or the Guarantor is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, and their respective interests may appear, as calculated by the Company or the Guarantor, for application to the payment of all Senior Indebtedness of the Company or the Guarantor, as the case may be, remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

          For purposes of this Article Six, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company or the Guarantor as reorganized or readjusted, or securities of the Company or the Guarantor or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Six with respect to the Notes to the payment of all Senior Indebtedness of the Company or the Guarantor, as the case may be, that may at the time be outstanding, PROVIDED that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company or the Guarantor with, or the merger of the Company or the Guarantor into, another corporation or the liquidation or dissolution of the Company or the Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Ten of the Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 6.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Ten of the Indenture. Nothing in Section 6.2 or in this Section 6.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.6 of the Indenture.


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          SECTION 6.4  SUBROGATION

          Subject to the payment in full of all Senior Indebtedness of the Company or the Guarantor, the rights of the holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company or the Guarantor, as the case may be, applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders for such Senior Indebtedness of any cash, property or securities to which the holders of the Notes or the Trustee would be entitled except for the provisions of this Article Six, and no payment over pursuant to the provisions of this Article Six, to or for the benefit of the holders of such Senior Indebtedness by holders of the Notes or the Trustee, shall, as between (i) the Company, its creditors other than holders of Senior Indebtedness of the Company, and the holders of the Notes or (ii) the Guarantor, its creditors other than the holders of Senior Indebtedness of the Guarantor, and the holders of the Notes, be deemed to be a payment by the Company or the Guarantor, as the case may be, to or on account of such Senior Indebtedness. It is understood that the provisions of this Article Six are and are intended solely for the purposes of defining the relative rights of the holders of the Notes, on the one hand, and the holders of such Senior Indebtedness on the other hand.

          Nothing contained in this Article Six or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between (i) the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the holders of the Notes or (ii) the Guarantor, its creditors other than the holders of Senior Indebtedness of the Guarantor, and the holders of the Notes, the obligation of the Company or the Guarantor, as the case may be, which is absolute and unconditional, to pay to the holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of the Company or the Guarantor, as the case may be, other than the holders of Senior Indebtedness of the Company or the Guarantor, as the case may be, nor shall anything herein or therein prevent the Trustee or the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article Six of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company or the Guarantor, as the case may be, received upon the exercise of any such remedy.

          Upon any payment or distribution of assets of the Company or the Guarantor referred to in this Article Six, the Trustee, subject to the provisions of Section 7.1 of the Indenture, and the holders of the Notes, shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Notes, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company or the Guarantor, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Six.

          SECTION 6.5  TRUSTEE TO EFFECTUATE SUBORDINATION

          Each holder of Notes by such holder's acceptance thereof authorizes and directs the Trustee on such holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Six and appoints the Trustee such holder's attorney-in-fact for any and all such purposes.

          SECTION 6.6  NOTICE BY THE COMPANY AND THE GUARANTOR

          The Company or the Guarantor shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company or the Guarantor that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Six. Notwithstanding the provisions of this Article Six or any other provision of the Indenture and this First Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Six, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Principal Office of the Trustee from the Company or the Guarantor or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.1 of the Indenture, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this
Section 6.6 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

          The Trustee, subject to the provisions of Section 7.1 of the Indenture, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company or the Guarantor, as the case may be (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article Six, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Six, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 6.7  RIGHTS OF THE TRUSTEE; HOLDERS OF SENIOR INDEBTEDNESS

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Six, in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness of the Company or the Guarantor, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Six, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of
Section 7.1 of the Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to holders of Notes, the Company, the Guarantor or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article Six or otherwise.

          SECTION 6.8  SUBORDINATION MAY NOT BE IMPAIRED

          No right of any present or future holder of any Senior Indebtedness of the Company or the Guarantor to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or the Guarantor, as the case may be, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or the Guarantor, as the case may be, with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company or the Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Notes, without incurring responsibility to the holders of the Notes and without impairing or releasing the subordination provided in this Article Six or the obligations hereunder of the holders of the Notes to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company or the Guarantor, as the case may be, and any other Person.

                                 ARTICLE VII

                                  COVENANTS

          SECTION 7.1  LISTING ON EXCHANGES

          If the Notes are to be issued as a Global Note in connection with the distribution of the Notes to the holders of the Preferred Securities issued by the Trust upon a Dissolution Event, the Company will use its best efforts to list such Notes on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

                                 ARTICLE VIII

                                 FORM OF NOTE

          SECTION 8.1  FORM OF NOTE

          The Notes, the Note Guarantee and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                            (FORM OF FACE OF NOTE)

                 [IF THE NOTE IS TO BE A GLOBAL NOTE, INSERT -
This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Note is exchangeable for Notes registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

          Unless this Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]


No.                                      $
   -------------------------------         ------------------------------------

                           MediaOne Group Funding, Inc.

                    % SUBORDINATED DEFERRABLE INTEREST NOTE
                                   DUE 2025

          MEDIAONE GROUP FUNDING, INC., a Delaware corporation (the
"Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to
        or registered assigns, the principal sum of               Dollars on
September 30, 2025 (or on such later date before September 30, 2044 if the Company elects to extend the maturity date as further described herein), and
to pay interest on said principal sum from            , 1998
or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31,
June 30, September 30 and December 31 of each year commencing             ,
1998 at the rate of    % per annum until the principal hereof shall have
become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve
30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment [which shall be the close of business on the business day next preceding such Interest Payment Date unless otherwise provided for in the Indenture]. [IF PURSUANT TO THE PROVISIONS OF
SECTION 2.11(C) OF THE INDENTURE THE NOTES ARE NO LONGER REPRESENTED BY A GLOBAL NOTE -- which shall be the close of business on the ____ business day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register.

Notwithstanding the foregoing, so long as the Holder of this Note is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Note will be made at such place and to such account as may be designated by the Property Trustee.

          The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

          This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

          The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated ______________ ___, 1998

                                       MEDIAONE GROUP FUNDING, INC.


                                       By
                                         ----------------------------------
                                       Name:
                                       Title:

SEAL

Attest:



By
  -----------------------------------
  Name:
  Title:  Secretary


                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Notes of the series of Notes described in the within-mentioned Indenture.


NORWEST BANK MINNESOTA,
  NATIONAL ASSOCIATION, as Trustee


By
  ------------------------
  Authorized Signatory

                                 [FORM OF GUARANTEE]

          FOR VALUE RECEIVED, U S WEST, Inc. (to be renamed MediaOne Group, Inc.), a Delaware corporation (the "Guarantor"), hereby unconditionally guarantees to the holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal of, sinking fund payment, if any, premium, if any, or interest on said Security, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, according to the terms thereof and of the Indenture referred to therein.

          The Guarantor agrees to determine, at least one Business Day prior to the date upon which a payment of principal of, sinking fund payment, if any, premium, if any, or interest on said Security is due and payable, whether the Company has available the funds to make such payment as the same shall become due and payable. In case of the failure of the Company punctually to pay any such principal, sinking fund payment, if any, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon redemption, or otherwise, and as if such payment were made by the Company.

          The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrevocable, and absolute, irrespective of the validity, regularity, or enforceability of said Security of said Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of said Security with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Security or indebtedness evidenced thereby, and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in said Security and in this Guarantee.

          The Guarantor shall be subrogated to all rights of the holder of said Security against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not, without the consent of the holders of all of the Securities then outstanding, be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of and premium, if any, and interest on all Securities shall have been paid in full or payment thereof shall have been provided for in accordance with said Indenture.

          Notwithstanding anything to the contrary contained herein, if following any payment of principal or interest by the Company on the Securities to the holders of the Securities it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C. Section 547 and such payment is paid by such holder to such trustee in bankruptcy, then and to the extent of such repayment, the obligations of the Guarantor hereunder shall remain in full force and effect.

          The obligations of the Guarantor under this Guarantee are, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness,-and this Guarantee is issued subject to the provisions of the Indenture with respect thereto. Each Holder of the Security upon which this Guarantee is endorsed, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder of the Security upon which this Guarantee is endorsed, by his or her acceptance thereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each Holder upon said provisions.

          This Guarantee shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by the Trustee (or the Authentication Agent).

          This Guarantee shall be governed by the laws of the State of New York.

          IN WITNESS WHEREOF, U S WEST, Inc. (to be renamed MediaOne Group, Inc.) has caused this Guarantee to be executed.

                                       U S WEST, Inc. (to be renamed
                                            MediaOne Group, Inc.)

[SEAL]

By:                                    By:
   -------------------------              ---------------------------
   Name:                               Name:
   Title: Secretary                    Title:

                             (FORM OF REVERSE OF NOTE)

          This Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and
pursuant to an indenture (the "Base Indenture") dated as of           , 1998
among the Company, U S WEST Inc. (to be renamed MediaOne Group, Inc.), a Delaware corporation, as Guarantor (the "Guarantor") and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"), as supplemented
by the First Supplemental Indenture dated as of                 , 1998 among
the Company, the Guarantor and the Trustee (the Base Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. By the terms of the Indenture, the Notes are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Notes is limited in aggregate principal amount as specified in said First Supplemental Indenture.

          Because of the occurrence and continuation of a   Special Event,
the Company shall have the right to redeem this Note at the option of the Company, without premium or penalty, in whole or in part, at the principal amount together with any interest accrued thereon to the date of such redemption (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines. The Company shall have the right to redeem this Note at the option of the Company, without premium or penalty, in whole or in part at any time on or after September 11, 2000, at the Redemption Price. Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Redemption Price.
 If the Notes are only partially redeemed by the Company, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; PROVIDED that if, at the time of redemption, the Notes are registered as a Global Note, the Depository shall determine the principal amount of such Notes held by each Noteholder to be redeemed in accordance with its procedures.

          In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series and except as provided in Section 4.06 of the Base Indenture. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

          The Company shall have the right at any time during the term of the Notes from time to time to extend the interest payment period of such Notes to up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Notes to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, PROVIDED that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may select a new Extended Interest Payment Period.

          As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the borough of Manhattan, the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          [The debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] [This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture. Notes of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [herein and] therein set forth, Notes of this series [so issued] are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ARTICLE IX

                    ORIGINAL ISSUE OF NOTES AND GUARANTEES

          SECTION 9.1          ORIGINAL ISSUE OF NOTES AND GUARANTEES

          Upon execution of this First Supplemental Indenture, Notes in the
aggregate principal amount of $             may be executed by the Company
and Note Guarantees endorsed thereon executed by the Guarantor. Such Notes and Note Guarantees endorsed thereon may be delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its President or any Vice President and its Secretary or an Assistant Secretary, without any further action by the Company.

                                  ARTICLE X

                                MISCELLANEOUS

          SECTION 10.1         RATIFICATION OF INDENTURE

          The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

          SECTION 10.2         TRUSTEE NOT RESPONSIBLE FOR RECITALS

          The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

          SECTION 10.3         GOVERNING LAW

          This First Supplemental Indenture and each Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

          SECTION 10.4         SEPARABILITY

          In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

          SECTION 10.5         COUNTERPARTS

          This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                              MEDIAONE GROUP FUNDING, INC.

                              By:
                                 -----------------------------------
                                 Name:
                                 Title:



                              U S WEST, INC. (to be renamed MediaOne Group,
                              Inc.)

                              By:
                                 -----------------------------------
                                 Name:
                                 Title:



                              NORWEST BANK MINNESOTA,
                              NATIONAL ASSOCIATION,
                              as Trustee


                              By:
                                 -----------------------------------
                                 Name:
                                 Title:

                                    (FACE OF NOTE)

No. D-1                                                                  $

                            MediaOne Group Funding, Inc.

                      % SUBORDINATED DEFERRABLE INTEREST NOTE

                                      DUE 2025

          MEDIAONE GROUP FUNDING, INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The First National Bank of Chicago, as Property Trustee of MediaOne Finance Trust I, pursuant to that certain Amended and Restated Declaration of Trust dated
as of                   , or registered assigns, the principal sum of
    Dollars on September 30, 2025 (or on such later date before September 30, 2044, if the Company elects to extend the maturity date as further described
herein), and to pay interest on said principal sum from               or from
the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30,
September 30 and December 31 of each year commencing at the rate of   % per
annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment which shall be the close of business on the business day next preceding such Interest Payment Date unless otherwise provided for in the Indenture. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America which at the time of payment is legal tender or payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Note is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Note will be made at such place and to such account as may be designated by the Property Trustee.

          The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

          This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

          The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated:               ,

                                      MEDIAONE GROUP FUNDING, INC.

                                      By
                                         ---------------------------
                                         Name:
                                         Title:
SEAL

Attest:

By
   ----------------------
   Name:
   Title:

                        CERTIFICATE OF AUTHENTICATION

          This is one of the Notes of the series of Notes described in the within-mentioned Indenture.

NORWEST BANK MINNESOTA,
  NATIONAL ASSOCIATION, as Trustee

By
   ---------------------------------
   Authorized Signatory

                                (GUARANTEE)

          FOR VALUE RECEIVED, U S WEST, Inc. (to be renamed "MediaOne Group, Inc."), a Delaware corporation (the "Guarantor"), hereby unconditionally guarantees to the holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal of, sinking fund payment, if any, premium, if any, or interest on said Security, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, according to the terms thereof and of the Indenture referred to therein.

          The Guarantor agrees to determine, at least one Business Day prior to the date upon which a payment of principal of, sinking fund payment, if any, premium, if any, or interest on said Security is due and payable, whether the Company has available the funds to make such payment as the same shall become due and payable. In case of the failure of the Company punctually to pay any such principal, sinking fund payment, if any, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon redemption, or otherwise, and as if such payment were made by the Company.

          The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrevocable, and absolute, irrespective of the validity, regularity, or enforceability of said Security of said Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of said Security with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Security or indebtedness evidenced thereby, and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in said Security and in this Guarantee.

          The Guarantor shall be subrogated to all rights of the holder of said Security against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; PROVIDED, HOWEVER, that the Guarantor shall not, without the consent of the holders of all of the Securities then outstanding, be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of and premium, if any, and interest on all Securities shall have been paid in full or payment thereof shall have been provided for in accordance with said Indenture.

          Notwithstanding anything to the contrary contained herein, if following any payment of principal or interest by the Company on the Securities to the holders of the Securities it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11
U.S.C. Section 547 and such payment is paid by such holder to such trustee in bankruptcy, then and to the extent of such repayment, the obligations of the Guarantor hereunder shall remain in full force and effect.

          The obligations of the Guarantor under this Guarantee are, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Guarantee is issued subject to the provisions of the Indenture with respect thereto. Each Holder of the Security upon which this Guarantee is endorsed, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder of the Security upon which this Guarantee is endorsed, by his or her acceptance thereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each Holder upon said provisions.

          This Guarantee shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by the Trustee (or the Authentication Agent).

          This Guarantee shall be governed by the laws of the State of New York.

          IN WITNESS WHEREOF, U S WEST, Inc. (to be renamed "MediaOne Group, Inc.") has caused this Guarantee to be executed.


                                   U S WEST, Inc.
[SEAL]

By:                                By:
    ------------------------           ---------------------------------
    Name:                              Name:
    Title:                             Title:

                             (REVERSE OF NOTE)

          This Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and
pursuant to an indenture (the "Base Indenture") dated as of             among
U S WEST, Inc. (to be renamed "MediaOne Group, Inc."), a Delaware corporation, as Guarantor (the "Guarantor"), and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"), as supplemented by the
First Supplemental Indenture dated as of          among the Company, the
Guarantor and the Trustee and the Second Supplemental Indenture dated as of among the Company, the Guarantor and the Trustee (the Base Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. By the terms of the Indenture, the Notes are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Notes is limited in aggregate principal amount as specified in said First Supplemental Indenture.

          Because of the occurrence and continuation of a Special Event, the Company shall have the right to redeem this Note at the option of the Company, without premium or penalty, in whole or in part, at the principal amount together with any interest accrued thereon to the date of such redemption (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines. The Company shall have the right to redeem this Note at the option of the Company, without premium or penalty, in whole or in part at any time on or after September 11, 2000 (an "Optional Redemption"), at the Redemption Price. Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Redemption Price. If the Notes are only partially redeemed by the Company, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; PROVIDED that if, at the time of redemption, the Notes are registered as a Global Note, the Depository shall determine the principal amount of such Notes held by each Noteholder to be redeemed in accordance with its procedures.

          In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series and except as provided in Section 4.06 of the Base Indenture.
Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

          The Company shall have the right at any time during the term of the Notes from time to time to extend the interest payment period of such Notes to up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Notes to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, PROVIDED that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may select a new Extended Interest Payment Period.

          As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Security

Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the borough of Manhattan, the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          The Notes of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.




                                     9